UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio		45236
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 18, 2008, Alan H. Buckey, the Executive Vice President, Finance and Chief Financial Officer of LCA-Vision, resigned as an officer and employee effective at the close of business on June 24, 2008.

(c)

Effective at the close of business on June 24, 2008, the Company appointed Michael J. Celebrezze as interim Chief Financial Officer.

Mr. Celebrezze, age 50, was named Senior Vice President of Finance and Treasurer on July 1, 2007. He came to LCA-Vision in July 2006 as Vice President of Finance and Treasurer from First Transit Inc., a national public transportation company with $400 million in revenue, where he served as Chief Financial Officer from June 2001 through June 2006. Prior to joining First Transit, he was employed for 17 years with APCOA/Standard Parking, where he held a variety of financial positions including Executive Vice President and Chief Financial Officer. Mr. Celebrezze holds a Certified Public Accounting designation in Ohio (inactive) and received a B.S. in Accounting from Kent State University and an M.B.A from John Carroll University.

Mr. Celebrezze’s compensation arrangements are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Steven C. Straus
Steven C. Straus
Chief Executive Officer

Date: June 24, 2008